UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2023

Jupiter Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39505	85-1508739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11450 SE Dixie Hwy, Suite 105 Hobe Sound, FL	33455
(Address of principal executive offices)	(Zip Code)

(212) 207-8884
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	JAQCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	JAQC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	JAQCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Pursuant to a letter dated March 31, 2023 from Nomura Securities International, Inc. (“Nomura”) to Jupiter Acquisition Corporation (the “Company”), Nomura notified the Company that, among other matters, Nomura has waived its entitlement to payment of any and all amounts of the Underwritten Deferred Discount (as such term is defined in the Underwriting Agreement, dated as of August 12, 2021 (the “Underwriting Agreement”), between the Company and Nomura, as representative of the several underwriters named therein, included as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2021) owed or payable to Nomura in accordance with the Underwriting Agreement.

The Company continues to search for potential target companies to complete an initial business combination, but there can be no assurance that such a transaction will be completed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jupiter acquisition corporation

By:	/s/ James N. Hauslein
Name:	James N. Hauslein
Title:	Chief Executive Officer

Date: April 6, 2023

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